Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in connection with the Quarterly Report on Form 10-Q of Crestwood Midstream Partners LP (the “Registrant”) for the quarter ended June 30, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Steven M. Dougherty, Senior Vice President – Chief Accounting Officer and Interim Chief Financial Officer of Crestwood Gas Services GP LLC, the general partner of the Registrant, and Robert G. Phillips, President and Chief Executive Officer of Crestwood Gas Services GP LLC, the general partner of the Registrant, each certifies that, to his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant as of the dates and for the periods expressed in the Report.

Date: August 7, 2013

By:	/s/ Steven M. Dougherty	By:	/s/ Robert G. Phillips
	Steven M. Dougherty		Robert G. Phillips
	Senior Vice President – Chief Accounting Officer and Interim Chief Financial Officer of Crestwood Gas Services GP LLC, General Partner of Crestwood Midstream Partners LP		President and Chief Executive Office of Crestwood Gas Services GP LLC, General Partner of Crestwood Midstream Partners LP